Exhibit 99.1

NeoGenomics Reports First Quarter 2024 Results

First Quarter Revenue Increased 14% to $156 Million
Fort Myers, Florida (April 30, 2024) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of oncology testing and global contract research services, today announced its first-quarter results for the period ended March 31, 2024.

Highlights

•Consolidated revenue increased 14% to $156 million

•Clinical Services revenue increased 17% to $135 million

•Advanced Diagnostics revenue decreased 3% to $22 million

•Net loss decreased 12% to $27 million

•Adjusted EBITDA was positive $3 million, an increase of 149% or $11 million

“NeoGenomics had a strong start to 2024, with first quarter revenue growth of 14% year-over-year driven by solid execution and teamwork across our organization,” said Chris Smith, CEO of NeoGenomics. “We’re pleased with our performance, highlighted by another consecutive quarterly improvement in revenue per test and increased adoption of our NGS products. We remain confident in our ability to execute on our growth plans this year based on our progress.”
First-Quarter Results
Consolidated revenue for the first quarter of 2024 was $156 million, an increase of 14% over the same period in 2023. Clinical Services revenue of $135 million was an increase year-over-year of 17%. Clinical test volume(1) increased by 5% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 11% to $447. Advanced Diagnostics revenue decreased by 3% to $22 million compared to the first quarter of 2023.
Consolidated gross profit for the first quarter of 2024 was $65.5 million, an increase of 19.4% compared to the first quarter of 2023. This increase was primarily due to an increase in revenue. Consolidated gross profit margin, including amortization of intangible assets and stock-based compensation expense, was 41.9%. Adjusted Gross Profit Margin(2), excluding amortization of intangible assets and stock-based compensation expense, was 45.3%.
Operating expenses for the first quarter of 2024 were $96 million, an increase of $6 million, or 6.8%, compared to the first quarter of 2023. This increase was primarily due to an increase in legal and professional fees, and an increase in compensation and benefit costs. These increases were partially offset by a decrease in technology and equipment costs, and a decrease in credit card fees.
Net loss for the quarter was $27 million compared to net loss of $31 million for the first quarter of 2023.
Adjusted EBITDA(2) was positive $3 million compared to negative $7 million in the first quarter of 2023. Adjusted Net Loss(2) was $3 million compared to Adjusted Net Loss(2) of $12 million in the first quarter of 2023.
Cash and cash equivalents and marketable securities totaled $385 million at quarter end.

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2024 Financial Guidance(3)
The Company reaffirmed its full-year 2024 guidance(3), initially issued on February 20, 2024.

	FY 2023	Reaffirmed FY 2024 Guidance		YOY % Change from FY 2023
	Actual	Low	High	Low	High
Consolidated revenue	$592	$650	$660	10%	12%
Net loss	$(88)	$(72)	$(66)	18%	25%
Adjusted EBITDA	$3	$21	$24	600%	700%
________________________________________
(1) Clinical tests exclude tests and revenue for Advanced Diagnostics.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its first quarter 2024 results on Tuesday, April 30, 2024 at 8:30 a.m. Eastern Time. To access the live call via telephone, interested investors should dial (877) 545-0523 (domestic) or (973) 528-0016 (international) at least five minutes prior to the call. The participant access code provided for this call is 700733. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Advanced Diagnostics Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to secure the data we maintain.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories for full-service sample processing in Fort Myers, Florida; Aliso Viejo and San Diego, California; Research Triangle Park, North Carolina; and Houston, Texas; and a CAP accredited full-service, sample-processing laboratory in Cambridge, United Kingdom. NeoGenomics also has several, small, non-processing laboratory locations across the United States for providing analysis services. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and a pharmaceutical firm in Europe.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. This press release includes forward-looking statements. These forward-looking statements address various matters, including statements regarding improving
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operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
Kendra Sweeney
Vice President, Investor Relations and ESG
kendra.sweeney@neogenomics.com
T: +1-239-877-7474

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(unaudited) March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$331,914	$342,488
Marketable securities, at fair value	52,916	72,715
Accounts receivable, net	140,279	131,227
Inventories	20,320	24,156
Prepaid assets	19,155	17,987
Other current assets	9,312	8,239
Total current assets	573,896	596,812
Property and equipment, net	87,865	92,012
Operating lease right-of-use assets	86,578	91,769
Intangible assets, net	364,764	373,128
Goodwill	522,766	522,766
Other assets	4,470	4,742
Total non-current assets	1,066,443	1,084,417
Total assets	$1,640,339	$1,681,229
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$72,223	$90,694
Current portion of operating lease liabilities	4,487	5,610
Total current liabilities	76,710	96,304
Long-term liabilities
Convertible senior notes, net	538,923	538,198
Operating lease liabilities	64,773	67,871
Deferred income tax liabilities, net	23,490	24,285
Other long-term liabilities	13,033	13,034
Total long-term liabilities	640,219	643,388
Total liabilities	$716,929	$739,692
Stockholders’ equity
Total stockholders’ equity	$923,410	$941,537
Total liabilities and stockholders’ equity	$1,640,339	$1,681,229

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 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
NET REVENUE
Clinical Services	$134,535	$114,869
Advanced Diagnostics	21,705	22,351
Total net revenue	156,240	137,220

COST OF REVENUE	90,771	82,406

GROSS PROFIT	65,469	54,814
Operating expenses:
General and administrative	65,797	61,549
Research and development	7,620	7,395
Sales and marketing	20,221	16,259
Restructuring charges	2,398	4,684
Total operating expenses	96,036	89,887
LOSS FROM OPERATIONS	(30,567)	(35,073)
Interest income	(4,834)	(3,224)
Interest expense	1,685	1,757
Other expense (income), net	263	114
Loss before taxes	(27,681)	(33,720)
Income tax benefit	(620)	(2,925)
NET LOSS	$(27,061)	$(30,795)

NET LOSS PER SHARE
Basic	$(0.21)	$(0.25)
Diluted	$(0.21)	$(0.25)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	126,111	125,026
Diluted	126,111	125,026

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,061)	$(30,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,905	9,048
Amortization of intangibles	8,362	8,783
Non-cash stock-based compensation	7,774	4,758
Non-cash operating lease expense	2,401	2,330
Amortization of convertible debt discount and debt issue costs	725	715
Impairment of assets	145	923
Other adjustments	(57)	(31)
Changes in assets and liabilities, net	(28,109)	(8,423)
Net cash used in operating activities	(25,915)	(12,692)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	—	(6,756)
Proceeds from maturities of marketable securities	20,110	40,425
Purchases of property and equipment	(5,585)	(9,927)
Net cash provided by investing activities	14,525	23,742
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	—	(32)
Issuance of common stock, net	816	1,411
Net cash provided by financing activities	816	1,379
Net change in cash and cash equivalents	(10,574)	12,429
Cash and cash equivalents, beginning of period	342,488	263,180
Cash and cash equivalents, end of period	$331,914	$275,609

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) non-cash stock-based compensation expense, and, if applicable in a reporting period, (vi) restructuring charges, and (vii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired intangible assets, and, if applicable in a reporting period, (ii) non-cash stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) restructuring charges, and (iv) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss (GAAP)	$(27,061)	$(30,795)
Adjustments to net loss:
Interest income	(4,834)	(3,224)
Interest expense	1,685	1,757
Income tax benefit	(620)	(2,925)
Depreciation	9,905	9,048
Amortization of intangibles	8,362	8,783
EBITDA (non-GAAP)	$(12,563)	$(17,356)
Further adjustments to EBITDA:
Non-cash stock-based compensation expense	7,774	4,758
Restructuring charges	2,398	4,684
Other significant (income) expenses, net(4)	5,883	798
Adjusted EBITDA (non-GAAP)	$3,492	$(7,116)
_________________
(4) For the three months ended March 31, 2024, other significant (income) expenses, net, includes site closure costs, fees related to non-recurring legal matters, and other non-recurring items. For the three months ended March 31, 2023, other significant (income) expenses, net, includes CEO transition costs, fees related to a regulatory matter, and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
Clinical Services:
Total revenue (GAAP)	$134,535	$114,869	17.1%

Cost of revenue (GAAP)	$76,844	$67,292	14.2%
Adjustments to cost of revenue(5)	(4,607)	(4,264)
Adjusted cost of revenue (non-GAAP)	$72,237	$63,028	14.6%

Gross profit (GAAP)	$57,691	$47,577	21.3%
Adjusted gross profit (non-GAAP)	$62,298	$51,841	20.2%

Gross profit margin (GAAP)	42.9%	41.4%
Adjusted gross profit margin (non-GAAP)	46.3%	45.1%

Advanced Diagnostics
Total revenue (GAAP)	$21,705	$22,351	(2.9)%

Cost of revenue (GAAP)	$13,927	$15,114	(7.9)%
Adjustments to cost of revenue(6)	(698)	(589)
Adjusted cost of revenue (non-GAAP)	$13,229	$14,525	(8.9)%

Gross profit (GAAP)	$7,778	$7,237	7.5%
Adjusted gross profit (non-GAAP)	$8,476	$7,826	8.3%

Gross profit margin (GAAP)	35.8%	32.4%
Adjusted gross profit margin (non-GAAP)	39.1%	35.0%

Consolidated:
Total revenue (GAAP)	$156,240	$137,220	13.9%

Cost of revenue (GAAP)	$90,771	$82,406	10.2%
Adjustments to cost of revenue(5)(6)	(5,305)	(4,853)
Adjusted cost of revenue (non-GAAP)	$85,466	$77,553	10.2%

Gross profit (GAAP)	$65,469	$54,814	19.4%
Adjusted gross profit (non-GAAP)	$70,774	$59,667	18.6%

Gross profit margin (GAAP)	41.9%	39.9%
Adjusted gross profit margin (non-GAAP)	45.3%	43.5%
_________________
(5) Clinical Services cost of revenue adjustments for both the three months ended March 31, 2024 and 2023 include $4.3 million of amortization of acquired intangible assets. Clinical Services cost of revenue adjustments for the three months ended March 31, 2024 also include $0.3 million of non-cash stock-based compensation. There were no such amounts recorded for the three months ended March 31, 2023.
(6) Advanced Diagnostics cost of revenue adjustments for both the three months ended March 31, 2024 and 2023 include $0.6 million of amortization of acquired intangible assets. Advanced Diagnostics cost of revenue adjustments for the three months ended March 31, 2024 also include $0.1 million of non-cash stock-based compensation. There were no such amounts recorded for the three months ended March 31, 2023.
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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss (GAAP)	$(27,061)	$(30,795)
Adjustments to net loss, net of tax:
Amortization of intangibles	8,362	8,783
Non-cash stock-based compensation expense	7,774	4,758
Restructuring charges	2,398	4,684
Other significant (income) expenses, net(7)	5,883	798
Adjusted net loss (non-GAAP)	$(2,644)	$(11,772)

Net loss per common share (GAAP)
Diluted EPS	$(0.21)	$(0.25)
Adjustments to diluted loss per share:
Amortization of intangibles	0.07	0.07
Non-cash stock-based compensation expense	0.06	0.04
Restructuring charges	0.02	0.04
Other significant (income) expenses, net(7)	0.05	0.01
Rounding and impact of diluted shares in adjusted diluted shares(8)	(0.01)	—
Adjusted diluted EPS (non-GAAP)	$(0.02)	$(0.09)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	126,111	125,026
Dilutive effect of options, restricted stock, and converted shares(9)(10)	—	—
Adjusted diluted shares outstanding (non-GAAP)	126,111	125,026
_________________
(7) For the three months ended March 31, 2024, other significant (income) expenses, net, includes site closure costs, fees related to non-recurring legal matters, and other non-recurring items. For the three months ended March 31, 2023, other significant (income) expenses, net, includes CEO transition costs, fees related to a regulatory matter and other non-recurring items.
(8) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(9) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(10) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited, in thousands, except per share amounts)
GAAP net loss in 2024 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) non-cash stock based compensation and (iii) restructuring charges. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2024 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2024
	Low Range	High Range
Net loss (GAAP)	$(72,000)	$(65,000)
Amortization of intangibles	35,000	35,000
Non-cash stock-based compensation	27,000	26,000
Restructuring charges	7,000	6,000
Acquisition and integration related expenses	—	—
Other one-time expenses	3,000	3,000
Adjusted net loss (non-GAAP)	—	5,000
Interest and taxes	(20,000)	(20,000)
Depreciation	41,000	39,000
Adjusted EBITDA (non-GAAP)	$21,000	$24,000

Net loss per diluted share (GAAP)	$(0.57)	$(0.51)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.28	0.28
Non-cash stock-based compensation expenses	0.21	0.20
Restructuring charges	0.06	0.05
Other one-time expenses	0.02	0.02
Rounding and impact of diluted shares in adjusted diluted shares(11)	—	—
Adjusted diluted EPS(12) (non-GAAP)	$—	$0.04

Weighted average assumed shares outstanding in 2024:
Diluted shares (GAAP)	127,000	127,000
Options, restricted stock, and converted shares not included in diluted shares(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,000	127,000
_________________
(11) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(12) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

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Supplemental Information
Clinical(13) Tests Performed and Revenue
(unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
Clinical(13):
Number of tests performed	300,827	285,476	5.4%
Average revenue/test	$447	$402	11.2%
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(13) Clinical tests exclude tests and revenue for Advanced Diagnostics.

NeoGenomics, Inc. | 9490 NeoGenomics Way | Fort Myers, FL 33912